Exhibit 10.1

STOCK PURCHASE AGREEMENT

Dated as of January 6, 2010

By and Among

Comcam Inc.

and

John Dent

and

Don Gilbreath

STOCK PURCHASE AGREEMENT

This stock purchase agreement (“Agreement”), dated as of January 6, 2010, is entered into by and among ComCam, Inc. (“ComCam” or the “Company”), Don Gilbreath an individual residing at 1140 McDermott Drive, West Chester, PA 19380, (the “Principal”), and John Dent an individual residing at 36826 Wolf Ct, Eustis, FL 32736 (the “Purchaser” and together with the Company and the Principal, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Principal is the Chief Executive Officer, Chief Financial Officer and Director of the Company, a corporation organized and existing under the laws of the State of Delaware, who shall issue 50,000,000 shares of the Company’s common stock to the Purchaser, which shall represent approximately 55.56% of the issued and outstanding common shares of the Company on a fully diluted basis after such issuance; and

WHEREAS, the Purchaser desires to purchase such number of shares of the Company.

NOW, THEREFORE, in consideration of the premises and of the covenants, representations, warranties and agreements herein contained, the Parties have reached the following agreement with respect to the issuance by the Principal of such common stock of the Company to the Purchaser:

SECTION 1. CONSTRUCTION AND INTERPRETATION

1.1. Principles of Construction.

(a) All references to Articles, Sections, subsections and Appendixes are to Articles, Sections, subsections and Appendixes in or to this Agreement unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” is not limiting and means “including without limitations.”

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) The Section headings herein are for convenience only and shall not affect the construction hereof.

(d) This Agreement is the result of negotiations among and has been reviewed by each Party’s counsel.  Accordingly, this Agreement shall not be construed against any Party merely because of such Party’s involvement in its preparation.

(e) Wherever in this Agreement the intent so requires, reference to the neuter, masculine or feminine shall be deemed to include each of the other, and reference to either the singular or the plural shall be deemed to include the other.

SECTION 2.  THE TRANSACTION

2.1. Purchase Price:

The Company hereby agrees to issue to the Purchaser, and the Purchaser, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, agrees to purchase from the Company 50,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Acquired Shares”) for a total  purchase price of $200,000 (the “Purchase Price”), payable in full to the Company according to the terms of this Agreement, in United States currency.

2.2. Closing.

Subject to the terms and conditions of this Agreement, the Closing shall take place by wire transfer and overnight mail on or before 5:00 P.M. EST on January 6, 2010 (the “Closing Date”).

SECTION 3.  REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Principal and the Company.

3.1.1

The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has all corporate power necessary to engage in all transactions in which it has been involved in as well as any general business transactions in the future that may be desired by its directors.

3.1.2

The Company is in good standing with the Secretary of State of Delaware.

3.1.3

Prior to or at Closing, the Principal shall pay off all of the Company’s outstanding debts and obligations and shall provide Purchaser with evidence of such payoff.  Should the Purchaser discover any obligation of the Company that was not paid prior to the Closing Date, the Principal shall undertake to indemnify the Purchaser for any and all such liabilities, whether outstanding or contingent at the time of Closing in accordance with Section 3.2.3.

3.1.4

The Company will have no assets or liabilities at the Closing Date.

3.1.5

The Company is not subject to any pending or threatened litigation, claims or lawsuits from any party, and there are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

3.1.6

The Company is not a party to any contract, lease or agreement which would subject it to any performance or business obligations in the future after the Closing.

3.1.7

The Company does not own any real estate or any interests in real estate.

3.1.8

The Company is not liable for any income, real or personal property taxes to any governmental or state agencies whatsoever.

 3.1.9

The Company, to its knowledge, is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies.

3.1.10

The Company presently has, the power to issue and deliver the Acquired Shares to the Purchaser in accordance with the terms of this Agreement.  The delivery to the Purchaser of certificates evidencing the issuance of the Acquired Shares pursuant to the provisions of this Agreement will provide to the Purchaser good and marketable title thereto, free and clear of all liens, encumbrances, restrictions and claims of any kind.

3.1.11

There are no authorized shares of the Company other than the amount disclosed as being 750,000,000 common shares and 20,000,000 authorized preferred shares, and there are no issued and outstanding shares of the Company other than the amount disclosed as being 39,990,134 common shares and zero preferred shares.

3.1.12

All issuances of the Company of the shares in their common stock in past transactions have been legally and validly effected, and all of such shares in the common stock are fully paid and non-assessable.

3.1.13

There are no outstanding subscriptions, options, warrants, convertible securities or rights or commitments of any nature in regard to the Company’s authorized but unissued common stock.

3.1.14

There are no outstanding judgments, liens or any other security interests filed against the Company or any of its properties. There is no action which adversely affects or challenges the legality, validity or enforceability of this Agreement or the Acquired Shares. Neither the Company nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

3.1.15

The Company has no subsidiaries.

3.1.16

The Company has no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other such parties. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

3.1.17

The Company has no insurance or employee benefit plans whatsoever.

3.1.18

The Company is not in default under any contract, or any other document.

3.1.19

The Company has no outstanding powers of attorney and no obligations concerning the performance of the Principal concerning this Agreement.

3.1.20

The execution and delivery of this Agreement will not result in the breach by the Company or the Principal of any agreement or other instrument to which they are or have been a party.

3.1.21

The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “Commission Reports”).  As of their respective dates up to the period ended September 30, 2009 the Commission Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the Commission Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the Commission Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.1.22 The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) filings required by state securities laws and (ii) those that have been made or obtained prior to the date of this Agreement.

3.1.23  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated thereby will not (i) conflict with or violate any provision of the Company's or certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

The representations and warranties herein by the Company and the Principal shall be true and correct in all material respects on and as of the Closing Date.

The representations and warranties made above shall survive the Closing Date and shall expire for all purposes on the second anniversary of the Closing Date.

3.2. Post Closing Covenants of the Principal.

From and after the Closing Date, the Principal covenants the following:

3.2.1

The Principal will to the best of his ability help the Purchaser preserve intact the current status of the Company as an OTC Bulletin Board quoted company and provide any reasonably requested information and take any action reasonably requested related to the same.

3.2.2

The Principal will furnish Purchaser with all corporate records and documents, such as Articles of Incorporation and Bylaws, or any other corporate document or record requested by the Purchaser.

3.2.3

The Principal agrees to indemnify the Purchaser against and to pay any loss, damage, expense or claim or other liability incurred or suffered by the Purchaser by reason of the inaccuracy of any warranty, representation, obligation or covenant contained in this Agreement.

3.3

Representations and Warranties of the Purchaser.

3.3.1

The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the shares being sold to it hereunder.  This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms thereof.

3.3.2

The Purchaser is, and will be at the time of the execution of this Agreement, an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  The Purchaser has the authority and is duly and legally qualified to purchase and own shares of the Company.  The Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding the Purchaser is accurate.

3.3.3

On the Closing Date, such Purchaser will purchase the Acquired Shares pursuant to the terms of this Agreement for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

3.3.4

The Purchaser understands and agrees that the Acquired Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Purchaser contained herein), and that such Acquired Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  In any event, and subject to compliance with applicable securities laws, the Purchaser may enter into lawful hedging transactions in the course of hedging the position they assume and the Purchaser may also enter into lawful short positions or other derivative transactions relating to the Acquired Shares, or interests in the Acquired Shares, and deliver the Acquired Shares, or interests in the Acquired Shares, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Acquired Shares, or interests in the Acquired Shares, to third parties who in turn may dispose of these Acquired Shares.

3.3.5

The Acquired Shares may bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

3.3.6

The offer to sell the Acquired Shares was directly communicated to such Purchaser by the Company.  At no time was such Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

3.3.7

Such Purchaser represents that the foregoing representations and warranties are true and correct as of the date the Closing Date.

3.3.8

The foregoing representations and warranties shall survive the Closing Date and shall expire for all purposes on the second anniversary of the Closing Date.

SECTION  4.  MISCELLANEOUS

4.1. Expenses.

Each of the Parties shall bear its/his own expenses in connection with the transactions contemplated by this Agreement.

4.2. Governing Law.

The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Delaware applicable to agreements executed and to be wholly performed solely within such state without regard to conflicts of laws principles therein.

4.3. Resignation of Old and Appointment of New Board of Directors and Officers.

The Company and the Principal shall take such corporate action(s) required by ComCam's Articles of Incorporation and/or Bylaws to (a) appoint the below named persons to their respective positions, to be effective on the Closing Date, and (b) obtain and submit to the Purchaser, together with all required corporate action(s) the resignation of the Chief Financial Officer, and the current board of directors, Don Gilbreath, Robert Betty, and Albert White respectively, to be effective on the eleventh day following the Closing Date and any other corporate officers, to be effective as of the Closing Date.

Name	Position
John Dent	Director, President and CEO

4.4. Disclosure.

The Principal agrees that he will not make any public comments, statements, or communications with respect to, or otherwise disclose the execution of this Agreement or the terms and conditions of the transactions contemplated by this Agreement without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

4.5. Notices.

Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by overnight registered mail, postage prepaid, addressed as follows:

If to the Company and Principal, to:

ComCam, Inc.

1140 McDermott Drive, Suite 200

West Chester, PA 19380

Attn: Don Gilbreath, Chief Executive Officer

Phone: (610) 436-8089

Facsimile: (610) 436-8079

If to the Purchaser, to:

Monkey Rock USA, LLC

Attn: John Dent, Chief Executive Officer

36826 Wolf Ct

Eustis, FL 32736

Phone: (888) 883-2857

With a copy to (which shall not constitute notice):

Anslow & Jaclin LLP

Attn:  Joseph M. Lucosky, Esq.

195 Route 9 South, Suite 204

Manalapan, NJ 07726

Phone: (732) 409-1212

Facsimile: (732) 577-1188

Or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered or sent by facsimile.

4.6. Parties in Interest.

This Agreement may not be transferred, assigned or pledged by any Party hereto, other than by operation of law.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

4.7. Entire Agreement.

This Agreement and the other documents referred to herein contain the entire understanding of the Parties hereto with respect to the subject matter contained herein. This Agreement shall supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated herein.

4.8. Amendments.

This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties.

4.9. Severability.

In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

4.10. Counterparts.

This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier, PDF or facsimile transmission, any one of which shall constitute an original of this Agreement.  When counterparts of copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals.  The Parties agree that all such signatures may be transferred to a single document upon the request of any Party.

4.11. Further Assurances; Post Closing Cooperation.

Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing Date, at Purchaser's request and without further consideration, the Principal shall execute and deliver to Purchaser within five (5) days following such request, as the case may be, such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, the Acquired Shares and, to the full extent permitted by law, to put Purchaser in actual possession and operating control of the Company’s business and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause the Principal and Company to fulfill its obligations under this Agreement.

IN WITNESS WHEREOF, each of the Parties hereto has caused its/his name to be hereunto subscribed as of the day and year first above written.

Company:
ComCam, Inc.

By: /s/Don Gilbreath      _

Name:

Don Gilbreath

Title: CEO and Director

Principal:

By: /s/Don Gilbreath____________

Name: Don Gilbreath, Individually

Purchaser:

By: /s/John Dent____________

Name:

John Dent, Individually